Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
April 19, 2016	TRADED: Nasdaq

LANCASTER COLONY CORPORATION NAMES DAVID A. CIESINSKI

PRESIDENT; BRUCE L. ROSA ANNOUNCES RETIREMENT

COLUMBUS, Ohio, April 19, 2016 – Lancaster Colony Corporation (Nasdaq: LANC) (the “Company”) has announced that Bruce L. Rosa, President of T. Marzetti Company (“T. Marzetti”), a wholly-owned subsidiary of the Company, notified the Company’s Board of Directors of his retirement effective April 18, 2016 after 41 years of service, including 13 years as President of T. Marzetti.

David A. Ciesinski, 50, has been appointed as President and Chief Operating Officer of the Company and has succeeded Mr. Rosa as President of T. Marzetti, effective April 18, 2016. Mr. Rosa will remain with the Company for a transition period through June 30.

Mr. Ciesinski will report to the Company’s Chief Executive Officer, John B. Gerlach, Jr., who will continue to serve as the Company’s Chairman of the Board, Chief Executive Officer and principal executive officer.

“Dave has extensive knowledge and proven leadership in the packaged foods business.” said Mr. Gerlach. “The Board of Directors and I are confident that Dave has the right combination of talent and experience to successfully guide our business towards continued growth in the years to come.”

Mr. Ciesinski most recently served as President of the Meals Solutions Division at Kraft Foods Group, Inc. His prior experience includes 15 years in the packaged foods industry, including the role of Group Vice President and Chief Marketing Officer, U.S. Consumer Products with H.J. Heinz Company.

Mr. Gerlach also expressed his deep appreciation for Mr. Rosa’s contributions to Lancaster Colony, “Bruce has contributed greatly to the Company’s success over the years with his leadership and dedicated service. We wish Bruce and his family the very best in his retirement.”

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected

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PRESIDENT; BRUCE L. ROSA ANNOUNCES RETIREMENT

future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	our ability to successfully implement an initiative to selectively rationalize business within our foodservice channel;

•	fluctuations in the cost and availability of other raw materials and packaging;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the potential for loss of larger programs or key customer relationships;

•	price and product competition;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	stability of labor relations;

•	the outcome of any litigation or arbitration;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	dependence on key personnel;

•	risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov)

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com